Apollo Gold Reports Fourth Quarter
and Year End 2007 Results

Denver, Colorado - March 25, 2008 - Apollo Gold Corporation (“Apollo” or the “Company”) (APG:TSX) (AGT:AMEX) reports the results for the three months and year ended December 31, 2007 (in US dollars, unless otherwise indicated) as follows. Apollo recorded net income of $2.5 million for the fourth quarter of 2007 as compared to a net loss of $3.4 million for the fourth quarter 2006. Apollo recorded a net income of $2.4 million, or $0.02 per share, for the year ended December 31, 2007, compared to a net loss of $15.6 million, or $0.13 per share, for the year ended December 31, 2006.

2007 Highlights

Montana Tunnels Mine

•
At the Montana Tunnels mine, which is a 50% joint venture with Elkhorn Tunnels, LLC (“Elkhorn”) the open pit remediation program was completed in February 2007 and the mill resumed operations on March 1, 2007. Apollo’s 50% share of the 2007 production was:

Gold (ounces)	16,632
Silver (ounces)	250,982
Lead (pounds)	5,590,737
Zinc (pounds)	11,874,543

•	Total cash costs[1] for the year ended December 31, 2007 on a by-product basis were minus $60 per ounce of gold. Total cash costs on a co-product basis for the year ended December 31, 2007 were:

	Total Cash Costs (Co-Product Basis)	Realized Prices
Gold (per oz)	$486	$745
Silver (per oz)	$9.02	$13.83
Lead (per lb)	$0.83	$1.28
Zinc (per lb)	$0.85	$1.30

Black Fox

•
On August 13, 2007, we filed a Canadian National Instrument 43-101 (“NI 43-101”). The mineral reserve estimate was prepared by SRK Consulting (US), Inc. (“SRK”).  The mineral reserve was calculated based on a gold price of US$525/oz. The average total cash cost per ounce of gold was calculated at $236 per ounce.

Black Fox - Probable Reserves as of December 31, 2007

Mining Method	Cutoff Grade Au g/t	Tonnes (000)	Grade Au g/t	Contained Au Ounces
Open Pit	1.0	3,362	5.8	625,000

Mining Method	Cutoff Grade Au g/t	Tonnes (000)	Grade Au g/t	Contained Au Ounces
Underground (1)	3.0	1,108	10.6	377,000

Total Reserves				1,002,000

1 “Total cash costs” is a non-GAAP financial measure. Please see the note regarding non-GAAP financial measures at the end of this press release.

•
On February 29, 2008, we announced a new reserve statement that incorporates the results of an infill drilling program completed in the fourth quarter 2007. The table below summarizes the Black Fox Total Mineral Reserve. An NI 43-101 will be filed within 45 days of February 29, 2008. The probable mineral reserve was calculated based on a gold price of US$650/oz.

Black Fox - Probable Reserve Statement as of February 29, 2008

Mining Method	Cutoff Grade Au g/t	Tonnes (000)	Grade Au g/t	Contained Au Ounces
Open Pit	1.0	4,350	5.2	730,000
Underground (1)	3.0	2,110	8.8	600,000

Total Reserves				1,330,000

A full feasibility study to a bankable standard (“bankable feasibility study”) continues to be worked on by our third party consultant, SRK, and is expected to be issued within 45 days after the February 29, 2008 reserve statement was announced. A bankable feasibility study is a comprehensive analysis of a project’s economics (+/- 15% precision) used by the banking industry for financing purposes.

Since we report our mineral reserves to both NI 43-101 and the SEC Industry Guide 7 standards, it is possible for our reserve figure to vary between the two. Where such a variance occurs it will arise from the differing requirements for reporting mineral reserves. For example, the NI 43-101 has a minimum requirement that reserves be supported by a pre-feasibility study, whereas the SEC Industry Guide 7 requires support from a bankable feasibility study. The Black Fox project thus reports reserves under NI 43-101, but reports no reserves under the SEC Industry Guide 7 as a bankable feasibility study has not been completed.

Consolidated Financial Results Summary

(All Dollars in US, 000's unless otherwise stated)

	Three months ended December 31,		Year ended December 31,
	2007(1)	2006(3)	2007(1)	2006(3)
Income (loss) from continuing operations	$2,510	($3,347)	$2,416	($15,237)
Loss from discontinued operations	-	($100)	-	($350)
Net income (loss) for the period	$2,510	($3,447)	$2,416	($12,587)

Basic and diluted net income (loss) per share from (US$):
Continuing operations	$0.02	($0.03)	$0.02	($0.13)
Discontinued operations	$0.00	($0.00)	$0.00	($0.00)
	$0.02	($0.03)	$0.02	($0.13)

Summary Operational Statistics

	Year Ended December 31,
	2007 (1) (2)	2006 (3)	2005
Production Summary
Gold ounces	16,532	4,959	44,099
Silver ounces	250,982	116,004	524,722
Lead pounds	5,590,737	1,196,317	10,428,061
Zinc pounds	11,874,543	3,040,058	22,380,136
Cash Cost Per Ounce
Cash Operating Cost/oz	$(124)	$643	$529
Total Cash Cost/oz	$(60)	$718	$563
Total Production Cost/oz	$10	$794	$618

Gold Reserves (ounces) (4)	1,285,664	724,650	993,000

(1)	Effective December 31, 2006, the Montana Tunnels mine became a 50/50 joint venture; therefore, 2007 metal production shown in the table above represents Apollo’s 50% share of the joint venture.

(2)	The Montana Tunnels mine recommenced milling operations on March 1, 2007; therefore, production in 2007 is for a ten month period.

(3)	The Montana Tunnels mine ceased milling operations on May 12, 2006; therefore, no metal products were produced after that date for the remainder of 2006.

(4)	The Company had a decrease in gold reserve ounces of 275,580 ounces in 2006 as a result of contributing the Montana Tunnels mine into the joint venture with Elkhorn.

Financial Condition, Liquidity and Capital Resources

To date, we have funded our operations through issuances of debt and equity securities, joint venture contributions from Elkhorn and cash generated by the Montana Tunnels joint venture. At December 31, 2007, we had cash and cash equivalents of $4.9 million, compared to $4.5 million at December 31, 2006. The increase in cash from December 31, 2006 is the result of cash provided by operating activities of $7.5 million, primarily from the Montana Tunnels joint venture, and cash provided by financing activities of $12.3 million, primarily from proceeds from the issuance of debt and equity, offset by repayment of the 2004 Series-B convertible debentures and capital expenditures. The cash inflows from operating and financing activities were offset by cash used in investing activities of $19.3 million.

In 2007, cash used in investing activities totaled $19.3 million. Capital expenditures were $8.3 million, which included $5.1 million for further development of the Black Fox project, $2.0 million for payments to increase our investment at our Huizopa property and $1.2 million for our share of capital expenditures at Montana Tunnels. Our share of capitalized deferred stripping costs at Montana Tunnels was $6.8 million. We added $3.1 million to restricted cash, $2.1 million of which was for our share of the Montana Tunnels reclamation bonding requirement and $1.0 million on deposit as partial security of the $8.0 million credit facility. Additionally we purchased long-term investments of $1.5 million.

During the year ended December 31, 2007, financing activities provided a net $12.3 million in cash. Financing inflows included (a) issuance of the Series 2007-A convertible debentures and note warrants for net proceeds of $8.1 million completed in February 2007, (b) an $8.0 million credit facility (October 2007) which used the Montana Tunnels property and the Black Fox property as collateral, (c) issuance of flow-through shares in October 2007 for net proceeds of $4.0 million (Cdn$3.8 million) and (d) proceeds of $1.6 million from warrants exercised. Financing outflows included repayment of $8.7 million principal of Series 2004-B convertible debentures and repayments of notes payable and other debt totaling $3.7 million which included $1.3 million in principal payments for the October 2007 credit facility.

We estimate that with our year end cash balance of $4.9 million, as supplemented by our share of the projected cash flow from the joint ventured Montana Tunnels mine, we will have sufficient funds to repay current debt of $7.6 million, finance the current 2008 work programs of $3.6 million at Black Fox and $2.5 million for exploration at Huizopa, as well as corporate overhead. However, we will continue to explore financing opportunities to further develop the Black Fox project and expand our exploration program at the Huizopa project, which may include Canadian flow-through share financing for use at the Black Fox project. The availability, amount, terms and timing of this financing are not certain at this time.

Our ability to raise capital is highly dependent upon the commercial viability of our projects and the associated prices of the metals we produce. Because of the significant impact that changes in the prices of gold and zinc have on our financial condition, declines in these metals prices may negatively impact short-term liquidity and our ability to raise additional funding for long-term projects. In the event that cash balances decline to a level that cannot support our operations, our management will defer certain planned capital expenditures and exploration activities as needed to conserve cash for operations. There can be no assurance that we will be successful in generating adequate funding for planned capital expenditures, environmental remediation and reclamation expenditures and for exploration expenditures.

2008 Forecasted Highlights

We have three properties: the Montana Tunnels mine (of which Apollo has a 50% interest), the Black Fox project and the Huizopa project. Below is a summary of our expectations for these three properties in 2008.

Montana Tunnels mine - The mine is a 50/50 joint venture with Elkhorn. During 2008, the mine is expected to mine 600,000 tons waste material and 6,200,000 tons of ore for a total of 6,800,000 tons mined giving a stripping ratio of 0.1:1. The mill is expected to mill at an average rate of 14,000 tons per day for an annual total of 5,100,000 tons of ore and to produce the following payable metals during 2008: 45,000 ozs of gold, 350,000 ozs of silver, 14,000,000 lbs of lead and 35,000,000 lbs of zinc. Apollo’s share of this production is: 22,500 ozs of gold, 175,000 ozs of silver, 7,000,000 lbs of lead and 17,500,000 lbs of zinc. We expect our share of capital expenditures to be approximately $0.6 million.

Black Fox project - We published a new reserve statement on February 29, 2008 showing an increase of probable gold reserves from 1,002,000 to 1,330,000 ounces. An NI 43-101 will be filed within 45 days of February 29, 2008 based on a combined open pit and underground mining operation along with an on site mill. Permitting of the operation is ongoing and should be completed mid 2008.

A full feasibility study to a bankable standard continues to be worked on by our third party consultant, SRK, and is expected to be issued when the NI 43-101 is filed. Following completion of the feasibility study a production decision will be made during the second quarter of 2008.

Huizopa project - In February 2008, a 30 to 40 core hole helicopter-assisted drilling program commenced which should be completed in the second quarter of 2008. Construction of a dirt road to the camp site is expected to be completed during the first half of 2008 allowing us to commence a second drilling program which would not need to be helicopter assisted. The cost of the first drilling program and the completion of the road are expected to be $2.5 million.

Apollo Gold Corporation

Apollo is a gold mining and exploration company which operates the Montana Tunnels mine, which is a 50% joint venture with Elkhorn Tunnels, LLC, in Montana, the Black Fox advanced stage development project in Ontario, Canada, and the Huizopa project, an early stage exploration project in the Sierra Madres in Chihuahua, Mexico.

Contact Information:
Apollo Gold Corporation
Investor Relations - Marlene Matsuoka
Phone: 720-886-9656 Ext. 217	Toll Free: 1-877-465-3484
E-mail: info@apollogold.com	Website: www.apollogold.com

FORWARD-LOOKING STATEMENTS

This press release includes “Forward-Looking Statements” within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “schedules,” “predicts,” “intends,” “continue,” or the negative of such terms, or other comparable terminology. All statements regarding future financing activities, the future operation of the Montana Tunnels mill, future cash flow from the Montana Tunnels mine, production and milling at the Montana Tunnels mine, the future level of ore stockpiles at the Montana Tunnels mine, statements respecting reserves with respect or relating to the Montana Tunnels mine, the timing of completion of NI 43-101 compliant underground reserve and feasibility studies in respect of our Black Fox project, permitting and drilling at our Black Fox project, construction and drilling at our Huizopa project and future capital expenditures at our Black Fox and Huizopa projects are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from these forward-looking statements include: additional operational, geotechnical, processing and remediation problems at the Montana Tunnels mine, unexpected changes in business and economic conditions, political or economic instability, significant decreases in gold, zinc or lead prices, results of drilling and other exploration activities at Huizopa, difficulties or delays in permitting at Black Fox, changes in interest and currency rates, local and community impacts and issues, labor accidents, environmental risks and other factors disclosed under the heading “Risk Factors” in Apollo’s most recent annual report on Form 10-K filed with the United States Securities and Exchange Commission and elsewhere in Apollo’s documents filed from time to time with the Toronto Stock Exchange, The American Stock Exchange, The United States Securities and Exchange Commission and other regulatory authorities. All forward-looking statements included in this press release are based on information available to Apollo on the date hereof. Apollo assumes no obligation to update any forward-looking statements.

NON-GAAP FINANCIAL MEASURES

The term "total cash costs" is a non-GAAP financial measure and is used on a per ounce of gold basis. Total cash cost is equivalent to direct operating cost as found on the Consolidated Statements of Operations and includes by-product credits for payable silver, lead, and zinc production. We have included total cash cost information to provide investors with information about the cost structure of our mining operation. This information differs from measures of performance determined in accordance with GAAP in Canada and in the United States and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP and may not be comparable to similarly titled measures of other companies.

APOLLO GOLD CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
	(In thousands of
	U.S. Dollars)
ASSETS
CURRENT
Cash and cash equivalents	$4,852	$4,512
Derivative instruments	2,101	-
Restricted certificates of deposit	1,000	-
Accounts receivable and other	1,846	728
Note receivable	-	1,865
Prepaids	509	236
Inventories	2,169	660
Total current assets	12,477	8,001
Long-term investments	1,467	-
Property, plant and equipment	48,378	38,868
Deferred stripping costs	4,787	-
Restricted certificates of deposit	6,715	4,605
Other long-term assets	84	65
Future income tax assets	1,165	-
Deferred financing costs	-	265
TOTAL ASSETS	$75,073	$51,804

LIABILITIES
CURRENT
Accounts payable	$2,748	$1,710
Accrued liabilities	2,940	1,254
Property and mining taxes payable	957	442
Notes payable and other current debt	7,617	671
Convertible debenture	-	7,660
Total current liabilities	14,262	11,737
Accrued long-term liabilities	289	370
Notes payable	159	569
Convertible debenture	5,537	-
Accrued site closure costs	9,442	7,135
Deferred gain	2,511	3,750
TOTAL LIABILITIES	32,200	23,561

SHAREHOLDERS’ EQUITY
Share capital	166,424	159,029
Equity component of convertible debentures	2,238	1,809
Note warrants	2,292	1,062
Contributed surplus	14,591	11,166
Deficit	(142,672)	(144,823)
TOTAL SHAREHOLDERS’ EQUITY	42,873	28,243
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$75,073	$51,804

APOLLO GOLD CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31,
	2007	2006	2005
	(In thousands of U.S. dollars, except for share and per share amounts)
Revenue from sale of minerals	$38,474	$10,177	$43,254
Operating expenses
Direct operating costs	26,336	15,361	48,357
Depreciation and amortization	1,380	1,647	2,551
General and administrative expenses	4,647	4,004	8,185
Accretion expense - accrued site closure costs	507	948	881
Amortization of deferred gain	(1,239)	-	-
Loss (gain) on sale of property, plant and equipment	-	7	(3,848)
Exploration and business development	2,430	1,033	918
	34,061	23,000	57,044
Operating income (loss)	4,413	(12,823)	(13,790)
Other income (expenses)
Interest income	701	421	397
Interest expense	(5,738)	(2,677)	(2,533)
Financing costs	(693)	-	-
Realized gain on investments - derivative instruments	395	-	-
Unrealized gains on investments - derivative instruments	2,101	-	-
Foreign exchange loss and other	(157)	(158)	(35)
Income (loss) from continuing operations before income taxes	1,022	(15,237)	(15,961)
Income tax recovery	1,394	-	-
Income (loss) from continuing operations	2,416	(15,237)	(15,961)
Loss from discontinued operations	-	(350)	(6,247)
Net income (loss) and comprehensive income (loss)	$2,416	$(15,587)	$(22,208)

Basic and diluted net income (loss) per share from:
Continuing operations	$0.02	$(0.13)	$(0.16)
Discontinued operations	-	(0.00)	(0.06)
	$0.02	$(0.13)	$(0.22)
Basic weighted-average number of shares outstanding	145,645,178	123,621,267	101,811,291
Diluted weighted-average number of shares outstanding	146,427,970	123,621,267	101,811,291

APOLLO GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2007	2006	2005
	(In thousands of U.S. dollars)
OPERATING ACTIVITIES
Net income (loss) for the year	$2,416	$(15,587)	$(22,208)
Items not affecting cash:
Depreciation and amortization	1,380	1,647	2,551
Amortization of deferred stripping costs	2,001	-	-
Amortization of deferred financing costs	-	319	319
Financing costs	174	-	-
Loss from discontinued operations	-	350	6,247
Reduction in exercise price of Note Warrants	-	305	-
Stock-based compensation	962	427	597
Shares issued for services and settlement of claims	592	668	-
Accretion expense - accrued site closure costs	507	948	881
Accretion expense - convertible debentures	3,517	1,059	1,085
Foreign exchange loss and other	174	80	404
Realized gains on derivative instruments	(395)	-	-
Unrealized gains on derivative instruments	(2,101)	-	-
Loss (gain) on sale of property, plant and equipment	-	7	(3,848)
Amortization of deferred gain	(1,239)	-	-
Income taxes	(1,394)	-	-
Net change in non-cash operating working capital items	891	(1,482)	1,845
Discontinued operations	-	(350)	848
Net cash provided by (used in) operating activities	7,485	(11,609)	(11,279)
INVESTING ACTIVITIES
Property, plant and equipment expenditures	(8,281)	(5,417)	(5,487)
Purchase of long-term investments	(1,500)	-	-
Proceeds from sale of derivative instruments	395	-	-
Deferred stripping costs	(6,787)	-	-
Proceeds from disposal of property, plant and equipment	-	92	4,526
Restricted certificates of deposit and other assets	(3,110)	9,007	(12,671)
Proceeds from disposition of discontinued operations	-	-	14,000
Discontinued operations	-	-	1,022
Net cash (used in) provided by investing activities	(19,283)	3,682	1,390
FINANCING ACTIVITIES
Proceeds on issuance of shares and warrants	3,954	8,773	5,944
Proceeds from exercise of warrants and options	1,573	260	-
Proceeds on issuance of convertible debentures and note warrants, net	8,062	-	-
Proceeds from notes payable and other current debt	9,250	-	-
Repayment of convertible debentures	(8,731)	-	-
Repayments of notes payable	(3,692)	(1,357)	(752)
Funding by joint venture partner, Elkhorn Tunnels, LLC	1,865	4,635	-
Discontinued operations	-	-	(2,030)
Net cash provided by financing activities	12,281	12,311	3,162
Effect of exchange rate changes on cash	(143)	1	(32)
NET INCREASE (DECREASE) IN CASH	340	4,385	(6,759)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	4,512	127	6,886
CASH AND CASH EQUIVALENTS, END OF YEAR	$4,852	$4,512	$127
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$1,973	$1,299	$1,204
Income taxes paid	$-	$-	$-